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                                                                   Exhibit 23.01


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and in the headnote in the caption of "Selected Financial Data" in Amendment No. 1 of the Registration Statement (Form S-4 No. 333-110600) and related Prospectus of Westinghouse Air Brake Technologies Corporation for the registration of $150,000,000 6.875% Senior Notes due 2013, and to the incorporation by reference therein of our report dated February 14, 2003 (except Note 25, as to which the date is July 9, 2003), with respect to the consolidated financial statements and schedule of Westinghouse Air Brake Technologies included in its Annual Report on Form 10-K for the year ended December 31, 2002, as amended by the Company's Form 8-K dated October 22, 2003, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
December 17, 2003